EXHIBIT 32

Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 40-F of Placer Dome Inc. (the “Corporation”) for the annual period ended December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Jay K. Taylor, as Chief Executive Officer of the Corporation, and Rex J. McLennan, as Chief Financial Officer of the Corporation, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

“Jay K. Taylor”
Jay K. Taylor
Chief Executive Officer
March 5, 2004

“Rex J. McLennan”
Rex J. McLennan
Chief Financial Officer
March 5, 2004

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Corporation for purposes of §18 of the Securities Exchange Act of 1934, as amended.